Exhibit 10.1
AGREEMENT TO TRANSFER PARTNERSHIP INTERESTS
     This Agreement to Transfer Partnership Interests (this “Agreement”) is executed and delivered as of October 1, 2007, and is by and among the former BileniaTech, L.P. partners who hold partnership interests in Atiam Technologies L.P., as set forth on the signature page hereto (each, a “BileniaTech Holder” and collectively, the “BileniaTech Holders”) and HBDC Acquisition, LLC, a Delaware limited liability company (“Acquisition Sub”).
W I T N E S S E T H:
     WHEREAS, Acquisition Sub is a wholly owned subsidiary of Health Benefits Direct Corporation (“HBDC”) formed by HBDC for the purpose of acquiring all of the general and limited partnership interests of Atiam Technologies L.P., a Delaware limited partnership (“Atiam”);
     WHEREAS, the general and limited partnership interests of Atiam are held by the BileniaTech Holders and by System Consulting Associates, Inc., a Pennsylvania corporation (“SCA”);
     WHEREAS, SCA owns 59.4% of the limited partnership interests in Atiam and 60% of the member interests in Atiam Technologies GP LLC, a Delaware limited liability company, and the sole general partner of Atiam (the “Atiam General Partner”), which Atiam General Partner owns a 1.0% general partner interest in Atiam; and the BileniaTech Holders collectively own 39.6% of the limited partnership interests in Atiam and Noah Prywes, a BileniaTech Holder, owns 40% of the member interests in the Atiam General Partner (collectively, the “BileniaTech Atiam Interests”);
     WHEREAS, HBDC, Acquisition Sub, SCA and the shareholders of SCA are all parties to that certain Agreement and Plan of Merger, dated September 21, 2007 ( the “Merger Agreement”), pursuant to which SCA will merge with and into Acquisition Sub;
     WHEREAS, one of the closing conditions to the consummation of the transactions contemplated by the Merger Agreement is the acquisition, by Acquisition Sub, of all of the BileniaTech Atiam Interests; and
     WHEREAS, each BileniaTech Holder has agreed to sell his, her or its BileniaTech Atiam Interest to HBDC, or an affiliate of HBDC, either directly or through a transaction effected by SCA, and each BileniaTech Holder has executed and delivered an irrevocable power of attorney granting Robert Oakes, the President of SCA, the authority to execute documents, such as this Agreement, on his, her or its behalf to effect such sale and transfer of his, her or its BileniaTech Atiam Interest.
     NOW, THEREFORE, the parties hereto, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, and intending to incorporate the above recitals herein, agree as follows:

A G R E E M E N T:
     1. Sale and Transfer. In exchange for the payment of the consideration set forth on Schedule A attached to this Agreement and made a part hereof, the receipt and sufficiency of which is hereby acknowledged, upon execution of this Agreement by the parties hereto, each BileniaTech Holder does hereby transfer and convey to Acquisition Sub his, her or its BileniaTech Atiam Interest, together with and including as a part thereof, all right, title and interest of such BileniaTech Holder, including all rights to distributions, income, profits, losses and return of capital. For the avoidance of doubt, the sale and transfer hereunder by Noah Prywes includes the sale of his 40% member interest in the Atiam General Partner. Each such BileniaTech Atiam Interest is transferred free of all Liens (as defined in the Merger Agreement).
     2. Payment of Purchase Price. Acquisition Sub shall pay the consideration set forth on Schedule A to each of the BileniaTech Holders in accordance with the instructions provided by Robert J. Oakes.
     3. Execution of a Registration Rights Agreement. As noted on Schedule A attached hereto, the sale and transfer of the BileniaTech Atiam Interest held by Computer Command and Control Company is subject to and conditioned upon execution and delivery of a Registration Rights Agreement between HBDC and Computer Command and Control Company.
     4. Delivery of Accredited Investor Questionnaire. The issuance of shares of common stock, par value $0.001 per share, of HBDC (the “Common Stock”) as consideration for the BileniaTech Atiam Interest held by Computer Command and Control Company, as set forth on Schedule A, is subject to and conditioned upon execution and delivery to HBDC of an executed accredited investor questionnaire by Computer Command and Control Company.
     5. Withdrawal.
          (a) Simultaneously with the sale set forth in Section 1 of this Agreement and the payment of the consideration as described in Section 2 of this Agreement, each BileniaTech Holder hereby withdraws from Atiam as a limited partner and ceases to be a limited partner of Atiam, and has no further right to exercise any right or power as a limited partner of Atiam.
          (b) Simultaneously with the sale set forth in Section 1 of this Agreement and the payment of the consideration as described in Section 2 of this Agreement, Noah Prywes hereby ceases to be a member of the Atiam General Partner and ceases to hold any general partnership interest in Atiam, and has no further right to exercise any right or power as a general partner of Atiam.
     6. Future Cooperation. Each of the parties hereto agrees to cooperate at all times from and after the date hereof with respect to all of the matters described herein, and to execute such further assignments, releases, consents, notifications and other documents as may be reasonably requested for the purpose of giving effect to, or evidencing or giving notice of, the transactions contemplated by this Agreement.

     7. Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.
     8. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, personal representatives, successors and assigns.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.
HBDC ACQUISITION, LLC

/s/ Anthony R. Verdi

By:	Anthony R. Verdi
Title:	President
BILENIATECH HOLDERS:
Computer Command and Control Company

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By:	Noah Prywes
Its:	President

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Noah Prywes

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Anthony Newshel

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Dominique Butts

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Jeffrey Derr

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Amy Fritsky

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By: Robert J. Oakes as Attorney-in-Fact